UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on November 5, 2014. Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors. The stockholders elected the following nine directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Kathleen A. Cote	177,011,957	4,555,953	837,411	16,896,433
Henry T. DeNero	177,554,400	4,012,029	838,892	16,896,433
Michael D. Lambert	179,356,852	2,212,359	836,110	16,896,433
Len. J. Lauer	180,737,684	830,018	837,619	16,896,433
Matthew E. Massengill	179,238,565	2,333,941	832,815	16,896,433
Stephen D. Milligan	178,800,330	2,772,813	832,178	16,896,433
Thomas E. Pardun	161,575,509	15,118,682	5,711,130	16,896,433
Paula A. Price	180,556,724	1,008,768	839,829	16,896,433
Masahiro Yamamura	178,012,758	3,554,198	838,365	16,896,433

Advisory Vote on Named Executive Officer Compensation. The stockholders voted to approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting of stockholders. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
172,762,800	8,242,646	1,399,875	16,896,433

Appointment of KPMG LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 3, 2015. The voting results were as follows:

For	Against	Abstain
192,915,794	5,490,365	895,595

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: November 5, 2014		Michael C. Ray
Senior Vice President, General Counsel and Secretary